Exhibit 10.4

DEBT ACKNOWLEDGMENT NOTE

Indonesia Energy Corporation Limited, a limited liability company under the laws of the Cayman Islands, whose registered office is at the offices of Portcullis (Cayman) Ltd, The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands (hereinafter referred as the “Company”)

HEREBY CONFIRMS AND ACKNOWLEDGES TO

HFO Investment Group Limited, a limited liability company duly established under the laws of British Virgin Islands, having its registered office at Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands (hereinafter referred as the “Shareholder”)

THAT

on the 30th day of June 2018 the Company entered into a Sale and Purchase of Shares and Receivables Agreement (the “Agreement”) with the Shareholder, giving rise to the Company’s indebtedness to the Shareholder in the amount of USD 3,150,000 (three million one hundred fifty thousand US Dollars) (the “Debt”) as of date hereof, which amount is due and owing and includes all accrued interest and other permitted charges to date.

Jakarta, 30th day of June 2018

Indonesia Energy corporation Limited

/s/ James Jerry Huang
Signed by James Jerry Huang
Director